Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-05397) of NAL Financial Group Inc. of our report dated February 24, 1997, except as to
Note 17, which is as of March 26, 1997, appearing on page F-1 of this Form
10-KSB.



PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
March 31, 1997